News Release

Patrick Industries Welcomes Back Jake Petkovich as President – Marine; Rick Reyenger Transitions to Strategic Advisory Role

ELKHART, IN, May 19, 2025 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”), a leading component solutions provider for the Outdoor Enthusiast and Housing markets, announced that Jake Petkovich will rejoin Patrick as President – Marine, succeeding Rick Reyenger, effective May 19, 2025. Mr. Reyenger will remain with the Company and move to a strategic advisory role to support continuity and ensure a smooth and seamless transition across the Company’s Marine businesses.
“We are thrilled to welcome Jake back to the Patrick family,” said Andy Nemeth, Chief Executive Officer. “Jake is an experienced, driven outdoor enthusiast and leader who knows our Marine businesses well and brings passion, energy, and proven strategic and financial acumen to this role. I am confident that under his leadership, our businesses will continue to grow, innovate and perform, providing exceptional service and solutions to our customers while improving our efficiency as we focus on delivering value to our shareholders through our strategic diversification.”
“I also want to express my sincere gratitude and appreciation to Rick for his friendship, tireless contributions, and years of dedicated and passionate service to Patrick,” continued Mr. Nemeth. “Rick has played a vital role in helping shape our Marine business strategy, leveraging his extensive industry experience, business acuity, and strong customer relationships. Since joining Patrick through our 2018 acquisition of Marine Accessories Corporation, he has helped lead the successful integration and growth of several marine businesses, establishing a solid foundation of innovation, performance, and service within our Marine platform. We are excited that Rick is staying on in his new advisory role, where he will continue to offer valuable guidance, mentorship, and support to Jake and the team in our BETTER Together culture.”
Mr. Petkovich recently served as Chief Financial Officer of Indicor, LLP, a global industrial solutions company, from 2023 to the present. He previously served as Executive Vice President - Finance, Chief Financial Officer and Treasurer of Patrick from 2020 to 2023. During his tenure, he was instrumental in driving the Company’s financial strategy, guiding capital allocation, including developing a significant number of the Company’s Marine acquisitions, and enhancing operational efficiency. Jake’s deep understanding of the organization, along with his strategic and operational expertise, uniquely position him to lead the next phase of growth and innovation for Patrick’s Marine businesses.
About Patrick Industries, Inc.

Patrick (NASDAQ: PATK) is a leading component solutions provider serving the RV, Marine, Powersports and Housing markets. Since 1959, Patrick has empowered manufacturers and outdoor enthusiasts to achieve next-level recreation experiences. Our customer-focused approach brings together design, manufacturing, distribution, and transportation in a full solutions model that defines us as a trusted partner. Patrick is home to more than 85 leading brands, all united by a commitment to quality, customer service, and innovation. Headquartered in Elkhart, IN, Patrick employs approximately 10,000 skilled team members throughout the United States. For more information on Patrick, our brands, and products, please visit www.patrickind.com.

Forward-Looking Statements

This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. In addition, future dividends are subject to Board approval. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.

Contact:
Steve O'Hara
Vice President of Investor Relations
oharas@patrickind.com
574.294.7511
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